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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                         _______________

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

                 Date of Report:  July 29, 1994


                         _______________

                  JACOBS ENGINEERING GROUP INC.
_________________________________________________________________
     (Exact name of Registrant as specified in its charter)



     Delaware               1-7463               95-4081636
_________________________________________________________________
     (State of           (Commission File        (I.R.S. Employer
   Incorporation          File Number)            Identification
                                                    Number)




251 South Lake Avenue, Pasadena, California           91101
_________________________________________________________________
 (Address of principal executive offices)           (Zip code)



                         (818) 449-2171
_________________________________________________________________
      (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.

     On July 29, 1994 Jacobs Engineering Group Inc. (the "Registrant") purchased from CRSS Inc. the engineering and construction management service businesses of CRSS Inc. for a purchase price equal to $14 million plus the net book value on the closing date of the businesses acquired. On the closing date the Registrant paid CRSS Inc. $33.5 million, which was an amount equal to $14 million plus the estimated net book value on that date of the businesses acquired. The net book value of the businesses acquired is subject to an audit to be completed in the Registrant's fourth fiscal quarter. The exact purchase price will be determined when the audit is complete, and any difference between that amount and the amount paid on the closing date will be settled between the parties.

     In the transaction the Registrant purchased substantially all of the assets of CRS Sirinne Engineers, Inc., subject to certain liabilities, all of the stock of CRSS Constructors, Inc. and CRSS International, Inc. and the assets, subject to certain liabilities, or all of the stock, of certain insignificant subsidiaries of CRSS Inc. The purchase was made under the terms of a Purchase Agreement dated July 29,1994 between the Registrant and CRSS Inc., which was executed concurrently with the close of purchase. For a more complete understanding of the structure of the transaction, reference should be made to the Purchase Agreement, which is attached to this Report as Exhibit 1.

     The businesses acquired by the Registrant provide engineering and design services to the pulp and paper, micro-electronics, process and pharmaceutical industries, among others, as well as construction and construction management services to the public and institutional markets, including criminal justice, health care, education and transportation infrastructure. Jacobs did not purchase, and CRSS Inc. retained, certain assets and liabilities, including those relating to certain engineering, procurement and construction contracts for independent electric power projects that are essentially complete or in the later stages of completion.

     The purchase was made at arm's-length and will be accounted for as a purchase of assets. The Registrant financed the acquisition from working capital and from funds borrowed from Bank of America National Trust and Savings Association.

Item 7. Financial Statements and Exhibits.

     (a) and (b) The Registrant will file the financial statements required by Rule 3-05 of Regulation S-X and the pro

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forma financial statements required by Article 11 of Regulation S-X on Form 8-
K/A no later than September 27, 1994.

     (c) Exhibit 1. Purchase Agreement dated July 29, 1994 between Jacobs
                    Engineering Group Inc. and CRSS Inc. including a schedule of annexes and exhibits; the Registrant will furnish copies of such annexes and exhibits to the Commission upon its request.

                                  SIGNATURES

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned, thereunto duly authorized.

Date: August 5, 1994                    JACOBS ENGINEERING GROUP INC.


                                        /S/ JOHN W. PROSSER, JR.
                                        ____________________________
                                          (John W. Prosser, Jr.)
                                          Senior Vice President, Finance
                                          and Administration and
                                          Treasurer

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